                                                                    Exhibit 10.3

                        STOCKHOLDER'S RIGHTS AGREEMENT
                        ------------------------------


     THIS STOCKHOLDER'S RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into as of the 6th day of January, 1994 by and among Integrated Medical Systems, Inc., a Colorado corporation ("IMS"), and McKesson Corporation, a Delaware corporation ("MCKESSON").

                                   RECITALS
                                   --------

     WHEREAS, McKesson and IMS are parties to that certain Stock Purchase Agreement of even date herewith (the "PURCHASE AGREEMENT"), pursuant to which McKesson has agreed to purchase and IMS has agreed to sell shares of IMS' 1993 Series C Preferred Stock;

     WHEREAS, McKesson's obligations under the Purchase Agreement are conditioned upon the execution and delivery by McKesson and IMS of this Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the parties hereto agree as follows:

1.  RESTRICTIONS ON TRANSFERABILITY OF
    SECURITIES: REGISTRATION RIGHTS
    -------------------------------

     1.1.  CERTAIN DEFINITIONS.  As used in this Agreement, the following terms
           -------------------
shall have the following respective meanings:

          (A) "CLOSING" shall mean the date of the sale of the first tranche of Shares.

          (B) "COMMISSION" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          (C) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

          (D) "HOLDER" shall mean McKesson and any holder of Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with Section 1.11 hereof.

          (E) "INITIATING HOLDERS" shall mean any Holder or Holders who in the aggregate hold not less than twenty-five percent (25%) of the outstanding Registrable Securities. For purposes of such calculation, holders of Shares shall be

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     considered to hold the shares of Common Stock then issuable upon conversion of such Shares.

          (F) "OTHER STOCKHOLDERS" shall mean persons other than Holders who, by virtue of agreements with IMS, are entitled to include their securities in certain registrations.

          (G) "RESTRICTED SECURITIES" shall mean the securities of IMS required to bear or bearing the legend set forth in Section 1.3 hereof.

          (H) "REGISTRABLE SECURITIES" shall mean (i) shares of Common Stock issued or issuable pursuant to the conversion of the Shares and (ii) any Common Stock issued as a dividend or other distribution with respect to or in exchange for or in replacement of the shares referenced in (i) above, provided, however, that Registrable Securities shall not include any shares
     -----------------
     of Common Stock that have previously been registered or that have otherwise been sold to the public.

          (I) THE TERMS "REGISTER", "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of the effectiveness of such registration statement.

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

          (J) "REGISTRATION EXPENSES" shall mean all expenses incurred in effecting any registration pursuant to this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for IMS, blue sky fees and expenses, expenses of any regular or special audits incident to or required by any such registration, but shall not include Selling Expenses and fees and disbursements of counsel for the Holders (but excluding the compensation of regular employees of IMS, which shall be paid in any event by IMS).

          (K) "RULE 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (L) "RULE 145" shall mean Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

          (M) "SECURITIES ACT" shall mean the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time, corresponding to such act.

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

          (N) "SELLING EXPENSES" shall mean all underwriting discounts and selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for any Holder (other than the fees and disbursements of counsel included in Registration Expenses).

          (O)  "SHARES" shall mean IMS' 1993 Series C Preferred Stock.

          (P) "WARRANTS" shall the warrants granted to McKesson pursuant to the Purchase Agreement.

     1.2.  DEMAND REGISTRATION.
           -------------------

          (A)  DEMAND FOR REGISTRATION.  If IMS shall receive from Initiating
               -----------------------
     Holders at any time or times not earlier than the earlier of (i) three years after the date of this Agreement or (ii) one year after the effective date of the first registration statement filed by IMS covering an underwritten offering of any of its securities to the general public, a written request specifying that it is made pursuant to this Section 1.2 that IMS effect any registration with respect to all or a part of the Registrable Securities having a reasonably anticipated aggregate offering price, net of underwriting discounts and commissions, that exceeds $1,000,000, IMS will:

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

               (i) promptly give written notice of the proposed registration to all other Holders; and

               (ii) as soon as practicable, use its diligent best efforts to effect such registration (including, without limitation, filing post-effective amendments, appropriate qualifications under applicable blue sky or other state securities laws and appropriate compliance with the Securities Act) as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by IMS within twenty (20) days after such written notice from IMS is effective.

          IMS shall not be obligated to effect, or to take any action to effect, any such registration pursuant to this Section 1.2:

                    (A) In any particular jurisdiction in which IMS would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless IMS is already subject to service in such jurisdiction and except as may be required by the Securities Act;

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                    (B)  After IMS has effected two such registrations pursuant to this Section 1.2(a) and such registrations have been declared or ordered effective;

                    (C) During the period starting with the date sixty (60) days prior to IMS's good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration pursuant to Section 1.3 hereof; provided that IMS is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                    (D) If the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made under Section 1.5 hereof.

          (B) Subject to the foregoing clauses (A) through (D), IMS shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of the Initiating Holders; provided, however, that if (i) in the
                                         -----------------
     good faith judgment of the Board of Directors of IMS, such registration would be seriously detrimental to IMS and the Board of Directors of IMS concludes, as a result, that it is essential to defer the filing of such registration statement at such time, and (ii) IMS shall furnish to

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

     such Holders a certificate signed by the president of IMS stating that in the good faith judgment of the Board of Directors of IMS, it would be seriously detrimental to IMS for such registration statement to be filed in the near future and that it is, therefore, essential to defer the filing of such registration statement, then IMS shall have the right to defer such filing for the period during which such disclosure would be seriously detrimental, provided, that IMS may not defer the filing for a period of more than one hundred eighty (180) days after receipt of the request of the Initiating Holders, and, provided further, that (except as provided in clause (c) above) IMS shall not defer its obligation in this manner more than once in any twelve-month period.

          The registration statement filed pursuant to the request of the Initiating Holders may, subject to the provisions of Section 1.2(b) hereof, include other securities of IMS and may include securities of IMS being sold for the account of IMS.

          (C)  UNDERWRITING.  If the Initiating Holders intend to distribute the
               ------------
     Registrable Securities covered by their request by means of an underwriting, they shall so advise IMS as a part of their request made pursuant to Section 1.2 and IMS shall include such information in the written notice referred to in Section 1.2(a)(i) above. The right of any Holder to registration pursuant to Section 1.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder with respect to such participation and inclusion) to the extent provided herein. A Holder may elect to include in such underwriting all or a part of the Registrable Securities he holds.

          (D)  PROCEDURES.  If IMS shall request inclusion in any registration
               ----------
     pursuant to Section 1.2 of securities being sold for its own account, or if other persons shall request inclusion in any registration pursuant to
     Section 1.2, the Initiating Holders shall, on behalf of all Holders, offer to include such securities in the underwriting and may condition such offer on their acceptance of the further applicable provisions of this Section 1 (including Section 1.12). IMS shall (together with all Holders, and other persons proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders, which underwriter(s) are reasonably acceptable to IMS. Notwithstanding any other provision of this Section 1.2, if the representative of the underwriters advises the Initiating Holders in writing that marketing factors require a limitation on the number of shares to be underwritten, the number of shares to be included in the underwriting or registration shall be allocated as set forth in Section 1.13 hereof. If the person who has requested inclusion in such registration as provided above does not agree to the terms of any

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

     such underwriting, such person shall be excluded therefrom by written notice from IMS, the underwriter or the Initiating Holders. The securities so excluded shall also be withdrawn from registration. Any Registrable Securities or other securities excluded shall also be withdrawn from such registration. If shares are so withdrawn from the registration and if the number of shares to be included in such registration was previously reduced as a result of marketing factors pursuant to this Section 1.2(d), then IMS shall offer to all holders who have retained rights to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares withdrawn, with such shares to be allocated among such Holders requesting additional inclusion in accordance with Section 1.13.

     1.3.  COMPANY REGISTRATION.
           --------------------

          (a) If IMS shall determine to register any of its securities either for its own account or the account of a security holder or holders exercising their respective demand registration rights (other than pursuant to Section 1.2 hereof), other than a registration relating solely to employee benefit plans, or a registration relating solely to a Commission Rule 145 transaction, or a registration on any registration form which does not permit secondary sales, IMS will:

               (i)  promptly give to each Holder written notice thereof; and

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

               (ii) use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in Section 1.3(b) below, and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made by any Holder within twenty (20) days after the written notice from IMS described in clause (i) above is effective. Such written request may specify all or a part of a Holder's Registrable Securities.

          (b) If the registration of which IMS gives notice is for a registered public offering involving an underwriting, IMS shall so advise the Holders as a part of the written notice given pursuant to Section 1.3(a)(i). In such event the right of any Holder to registration pursuant to Section 1.3 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with IMS and the holders of other securities of IMS distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected by IMS.

          (c) Notwithstanding any other provision of this Section 1.3, if the representative of the underwriters advises IMS in writing that marketing factors require a

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

     limitation on the number of shares to be underwritten, IMS may (subject to the following limitations) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting:

               (i) If the registration is the first IMS initiated registered offering of IMS' securities to the general public, IMS may limit, to the extent so advised by the underwriters, the amount of securities (including Registrable Securities) to be included in the registration by IMS' stockholders (including the Holders), or may exclude, to the extent so advised by the underwriters, such underwritten securities entirely from such registration.

               (ii) If such registration is the second or any subsequent IMS-initiated registered offering of IMS' securities to the general public, IMS may limit, to the extent so advised by the underwriters, the amount of securities to be included in the registration by IMS' stockholders (including the Holders); provided, however, that the
                                                -----------------
          aggregate value of securities (including Registrable Securities) to be included in such registration by IMS' stockholders (including the Holders) may not be so reduced to less than twenty-five (25%) of the total value of the securities.

     IMS shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting

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

shall be allocated first to IMS for securities being sold for its own account and thereafter as set forth in Section 1.13. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from IMS or the underwriter. Any Registrable Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     If shares are so withdrawn from the registration or if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, IMS shall then offer to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting additional inclusion in accordance with Section
1.13 hereof.

     1.4.  EXPENSES OF REGISTRATION.  All Registration Expenses incurred in
           ------------------------
connection with any registration, qualification or compliance pursuant to Sections 1.3 and 1.5 hereof, and the first registration pursuant to Section 1.2 hereof and reasonable fees of one counsel for the selling stockholders in the case of the first registration pursuant to Section 1.2 shall be borne by IMS; provided, however, that if the Holders bear the Registration Expenses for any
-----------------
registration proceeding begun pursuant to Section 1.2 and subsequently withdrawn by the Holders registering shares therein, such registration proceeding shall not be counted as a requested registration pursuant to Section 1.2 hereof, except in the event that such

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

withdrawal is based upon material adverse information relating to IMS that is different from the information known or available (upon request from IMS or otherwise) to the Holders requesting registration at the time of their request for registration under Section 1.2, in which event such registration shall not be treated as a counted registration for purposes of Section 1.2 hereof, even though the Holders do not bear the Registration Expenses for such registration. All Selling Expenses relating to securities so registered shall be borne by the holders of such securities pro rata on the basis of the number of shares of securities so registered on their behalf.

     1.5.  REGISTRATION ON FORM S-3.
           ------------------------

          (a) After its initial public offering, IMS shall use its best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. After IMS has qualified for the use of Form S-3, in addition to the rights contained in the foregoing provisions of this Section 1, the Holders of Registrable Securities shall have the right to request registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended methods of disposition of such shares by such Holder or Holders), provided, however, that IMS shall not be obligated to effect any
               -----------------
     such registration if (i) the Holders, together with the holders of any other securities of IMS entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) on Form S-3 at an aggregate price to the public of less than

     $1,000,000, or (ii) in the event that IMS shall furnish the certification described in paragraph 1.2(a)(ii) (but subject to the limitations set forth therein) or (iii) in a given twelve-month period, after IMS has effected one (1) such registration in any such period.

          (b) If a request complying with the requirements of Section 1.5(a) hereof is delivered to IMS, the provisions of Sections 1.2(a)(i) and (ii) and Section 1.2(b) hereof shall apply to such registration. If the registration is for an underwritten offering, the provisions of Sections 1.2(c) and 1.2(d) hereof shall apply to such registration.

     1.6.  REGISTRATION PROCEDURES.  In the case of each registration effected
           -----------------------
by IMS pursuant to Section 1, IMS will keep each Holder advised in writing as to the initiation of each registration and as to the completion thereof. At its expense, IMS will use its best efforts to:

          (a) Keep such registration effective for a period of one hundred twenty (120) days or until the Holder or Holders have completed the distribution described in the registration statement relating thereto, whichever first occurs; provided, however, that (i) such 120-day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities)

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

     of IMS; and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, such 120-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Securities Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment (I) includes any prospectus required by Section 10(a)(3) of the Securities Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the Exchange Act in the registration statement;

          (b) Prepare and file with the Commission such amendments and supple ments to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

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

          (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as a Holder from time to time may reasonably request;

          (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing;

          (e) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by IMS are then listed;

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

          (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

          (g) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than 18 months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

          (h) In connection with any underwritten offering pursuant to a registration statement filed pursuant to Section 1.2 hereof, IMS will enter into an underwriting agreement reasonably necessary to effect the offer and sale of Common Stock, provided such underwriting agreement contains customary underwriting provisions and provided further that if the underwriter so requests the underwriting agreement will contain customary contribution provisions.

     1.7.  INDEMNIFICATION.
           ---------------

          (a) IMS will indemnify each Holder, each of its officers, directors and partners, legal counsel and accountants and each person controlling such Holder

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

     within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Article 1, and each underwriter, if any, and each person who controls within the meaning of Section 15 of the Securities Act any underwriter, against all expenses, claims, losses, damages and liabilities (or actions, proceedings or settlements in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by IMS of the Securities Act or any rule or regulation thereunder applicable to IMS and relating to action or inaction required of IMS in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors, partners, legal counsel and accountants and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending or settling any such claim, loss, damage, liability or action, provided that IMS will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished to IMS by such Holder or underwriter and stated to be specifically for use therein. It is agreed that the indemnity agreement contained in this
     Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of IMS (which consent has not been unreasonably withheld).

          (b) Each Holder will, if Registrable Securities held by him are included in the securities as to which such registration, qualification or compliance is being effected, indemnify IMS, each of its directors, officers, partners, legal counsel and accountants and each underwriter, if any, of IMS' securities covered by such a registration statement, each person who controls IMS or such underwriter within the meaning of Section 15 of the Securities Act, each other such Holder and Other Stockholder and each of their officers, directors and partners, and each person controlling such Holder or Other Stockholder, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse IMS and such Holders, Other Stockholders, directors, officers, partners, legal counsel and accountants, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statements or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to IMS by such Holder; provided, however, that the obligations of such Holder
                     -----------------
     hereunder shall not apply to amounts paid in settlement of any such claims, losses, damages or liabilities (or actions in respect thereof) if such settlement is effected without the consent of such Holder (which consent shall not be unreasonably withheld).

          (c) Each party entitled to indemnification under this Section 1. 7 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnifica tion (the "INDEMNIFYING PARTY" ) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or any litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1.7, to the extent such failure is not prejudicial. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent

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

     of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with defense of such claim and litigation resulting therefrom.

          (d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the

     Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     1.8.  INFORMATION BY HOLDER.  Each Holder of Registrable Securities shall
           ---------------------
furnish to IMS such information regarding such Holder and the distribution proposed by such Holder as IMS may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance referred to in this Article 1.

     1.9.  LIMITATIONS ON REGISTRATION OF ISSUES OF SECURITIES.  From and after
           ---------------------------------------------------
the date of this Agreement, IMS shall not, without the prior written consent of a majority in interest of the Holders, enter into any agreement with any holder or prospective holder of any securities of IMS giving such holder or prospective holder any registration rights the terms of which are more favorable than the registration rights granted to the Holders hereunder.

     1.10.  RULE 144 REPORTING.  With a view to making available the benefits of
            ------------------
certain rules and regulations of the Commission which may permit the sale of the Restricted Securities to the public without registration, IMS agrees to use its best efforts to:

          (a) Make and keep public information available as those terms are understood and defined in Rule 144 under the Securities Act, at all times from and after ninety (90) days following the effective date of the first registration under the Securities Act filed by IMS for an offering of its securities to the general public;

          (b) File with the Commission in a timely manner all reports and other documents required of IMS under the Securities Act and the Exchange Act at any time after it has become subject to such reporting requirements;

          (c) So long as a Holder owns any Restricted Securities, furnish to the Holder forthwith upon written request a written statement by IMS as to its compliance with the reporting requirements of Rule 144 (at any time from and after ninety (90) days following the effective date of the first registration statement filed by IMS for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of IMS, and such other reports and documents so filed as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing a Holder to sell any such securities without registration.

     1.11.  TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS.  The rights to cause
            ---------------------------------------------
IMS to register securities granted to a Holder by IMS under Sections 1.2, 1.3 and 1.5 may be transferred or assigned by a Holder only to a transferee or assignee of not less than 5% shares of Registrable Securities (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits and the like), and only provided that IMS is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being transferred or assigned, and provided further that the transferee or assignee of such rights assumes the obligations of such Holder under this Article 1.

     1.12.  "MARKET STAND-OFF" AGREEMENT.  If requested by IMS and an
             ---------------------------
underwriter of Common Stock (or other securities) of IMS, a Stockholder shall not sell or otherwise transfer or dispose of any Common Stock (or other securities) of IMS held by such Stockholder (other than those included in the registration) during the one hundred eighty (180) day period following the effective date of a registration statement of IMS filed under the Securities Act, provided that:

          (a) such agreement only applies to the first such registration statement of IMS, including securities to be sold on its behalf to the public in an underwritten offering; and

          (b) all Holders and officers and directors of IMS enter into similar agreements;

The obligations described in this Section 1.12 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-14 or Form S-15 or similar forms which may be promulgated in the future. IMS may impose stop-transfer instructions with respect to the shares (or securities) subject to the foregoing restriction until the end of said one hundred eighty (180) day period.

     1.13.  ALLOCATION OF REGISTRATION OPPORTUNITIES.  In any circumstance in
            ----------------------------------------
which all of the Registrable Securities and other shares of Common Stock of IMS (including shares of Common Stock issued or issuable upon conversion of shares of any currently unissued series of Preferred Stock of IMS) with registration rights (the "OTHER SHARES") requested to be included in a registration on behalf of the Holders or other selling stockholders cannot be so included as a result of limitations of the aggregate number of shares of Registrable Securities and Other Shares which may be so included, the number of shares of Registrable Securities and Other Shares which may be so allocated among the Holders and other selling stockholders requesting inclusion of shares pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling stockholders, assuming conversion; provided, however, that, so that such allocation shall not operate to reduce the aggregate number of Registrable Securities and Other Shares to be included in such registration, if any Holder or other selling stockholder does not request inclusion of the maximum number of shares of Registrable Securities and Other Shares allocated to him pursuant to the above-described procedure, the remaining portion of his allocation shall be reallocated among those requesting Holders and other selling stockholders whose allocations did not satisfy their requests pro rata on the basis of the number of shares of Registrable Securities and Other Shares that would be held by such Holders and other selling stockholders, assuming conversion, and this procedure shall be repeated until all of the shares of Registrable Securities and Other Shares that may be included in the registration on behalf of the Holders and other selling stockholders have been so allocated. IMS shall not limit the number of Registrable Securities to be included in a registration pursuant to this Agreement in order to include shares held by stockholders with no registration rights or to include Founder's Stock or any other shares of stock issued to employees, officers, directors or consultants pursuant to IMS' Employee Stock Option Plan, or with respect to registrations under Sections 1.2 or 1.5 hereof, in order to include in such registration securities registered for IMS' own account.

     1.14.  TERMINATION OF REGISTRATION RIGHTS.  The right of any Holder to
            ----------------------------------
request registration or inclusion in any registration pursuant to this Article 1 shall terminate on the closing of the first IMS-initiated registered public offering of Common Stock of IMS, provided that all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period, or on such date after the closing of the first Company-initiated registered public offering of Common Stock of IMS as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 during any 90-day period; provided, however, that the provisions of this Section 1.14 shall not apply to any Holder who owns more than two percent (2%) of IMS' outstanding stock until the earlier of (x) such time as such Holder owns less than two percent (2%) of the outstanding stock of IMS, or (y) the expiration of three years after the closing of the first registered public offering of Common Stock of IMS.

2.  COVENANTS OF IMS
    ----------------

     Throughout the period that any Holder owns any Registrable Securities, or longer if otherwise designated, IMS hereby covenants and agrees as follows:

     2.1.  VOTING FOR DIRECTORS.
           --------------------

               (a) The authorized number of directors of IMS shall be eight, two of whom shall be elected by McKesson.

               (b) At such time as McKesson owns (including all shares that McKesson would own upon exercise of all warrants issued to McKesson) less that 50% of the issued 1993 Series C Preferred Stock (including all shares that McKesson would own upon exercise of all warrants issued to McKesson), McKesson's rights under Section 2.1(a) shall be reduced to the election of one director. At such time as McKesson owns (including all shares that McKesson would own upon exercise of all warrants issued to McKesson) less than 25% of the issued 1993 Series C Preferred Stock (including all shares that McKesson would own upon exercise of all warrants issued to McKesson), McKesson shall have no rights under Section 2.1(a).

          (c) IMS shall have the right to authorize more than eight directors, provided that McKesson shall be entitled to elect at least 20% of the directors authorized (which percentage shall be adjusted to at least 10%, if appropriate, as set forth in Section 2.1.(b).)

          (d) Notwithstanding anything to the contrary in this Section 2.1, if the Escrow Agent fails to deliver the Escrow Fund to IMS on or before the last day of the Escrow Period (as set forth in Section 1.4.3 of the Stock Purchase Agreement), McKesson shall have the right to elect only one director under this
Section 2.1.

     2.2.  ADVISORY BOARD.  McKesson shall have the right to designate one
           --------------
member of the IMS Operating Company Advisory Board and one member of the IMS Business Development Group Advisory Board or any successors to these boards.

     2.3.  ACCESS TO MCKESSON PRODUCT LINES.  During the period that the Network
           --------------------------------
Sponsorship and Participation Agreement dated November 17, 1993 (the "Sponsorship Agreement") between McKesson and IMS remains in effect, IMS shall ensure that any joint venture agreements, or other agreements for the operation of IMS Networks, provide McKesson access for the McKesson Product Lines to all Subscribers designated by McKesson. For such access, McKesson shall have the benefit of the preferred pricing provisions set forth in Footnote 1 to Exhibit A of the Sponsorship Agreement. Capitalized terms used in this Section and not otherwise defined in this Agreement shall have the meanings assigned to them in the Sponsorship Agreement.

     2.4.  DIRECTED INVESTMENTS.  Beginning on the date of release from escrow
           --------------------
of $4,000,000 to IMS as described in the Stock Purchase Agreement, and continuing throughout the period that the Sponsorship Agreement remains in effect, IMS, upon receipt of written instructions from McKesson, shall spend for regional or technical development efforts a total of up to $500,000 as directed in writing by McKesson. This obligation shall be in addition to the obligation of IMS to make directed investments under Section 5.1.c of the Sponsorship Agreement.

     2.5.  APPROVAL RIGHTS FOR CERTAIN SERVICES.  During the period that the
           ------------------------------------
Sponsorship Agreement is in effect, IMS will not introduce Prescription Benefit Management Services (as defined in the Sponsorship Agreement) without the approval of, and except on terms acceptable to, McKesson.

     2.6.  APPROVAL RIGHTS FOR JOINT VENTURES.  During the period that the
           ----------------------------------
Sponsorship Agreement is in effect, IMS shall not, without the prior written approval of McKesson, enter into any joint venture agreement, or other agreement, for the operation of an IMS Network (as that term is defined in the Sponsorship Agreement) with any entity engaged in a business defined as a McKesson Product Line in the Sponsorship Agreement; provided however, that this prohibition shall not apply with respect to agreements between IMS and any of the following types of entities: (i) community coalitions of health service payors or providers; (ii) health service payors doing business only in the market served by the IMS Network; (iii) hospital or multi-hospital systems; (iv) physician groups or organizations including, but not limited to PPOs, PHOs, IPAs or MSOs.

     2.7.  RIGHT OF FIRST OFFER.
           --------------------

          (a) IMS hereby grants to each Holder who owns any Shares, any shares of Common Stock issued upon conversion of the Shares or any shares of Common Stock issued upon exercise of the Warrants the right of first offer to purchase all or a portion of New Securities (as defined in this Section 2.7) which the Board of Directors of IMS may, from time to time, propose to sell and issue. Each Holder shall have the right of over-allotment such that if any Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Holders may purchase the non-purchasing Holder's portion on a pro-rata basis within ten (10) days from the date such non-purchasing Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities. This right of first offer shall be subject to the following provisions:

               (i) In the event IMS proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities, and their price and the general terms upon which IMS proposes to issue the same. Each Holder shall have thirty (30) days after any such notice is effective to agree to purchase such Holder's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to IMS and stating therein the quantity of New Securities to be purchased.

               (ii) In the event the Holders fail to exercise fully the right of first offer within said thirty (30)-day period and after the expiration of the ten day period for the exercise of the over-allotment provisions of this Section 2.7(a), IMS shall have one hundred twenty (120) days thereafter to sell the New Securities respecting which the Holders' right of first offer option set forth in this Section 2.7(a) was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in IMS's notice to Holders pursuant to Section 2.7(a)(i). In the event IMS has not sold within said 120-day period, IMS shall not thereafter issue or sell any New

          Securities, without first again offering such securities to the Holders in the manner provided in Section 2.7(a)(i) above.

          (b) IMS hereby grants to each Holder who owns any Shares, any shares of Common Stock issued upon conversion of the Shares or any shares of Common Stock issued upon exercise of the Warrants the right of first offer to purchase all or a portion of New Securities (as defined in this Section 2.7) which a prospective investor proposes to purchase from IMS. Each Holder shall have the right of over-allotment such that if any Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities, the other Holders may purchase the non purchasing Holder's portion on a pro-rata basis within ten (10) days from the date such non-purchasing Holder fails to exercise its right hereunder to purchase its pro rata share of New Securities. This right of first offer shall be subject to the following provisions:

               (i) In the event a prospective investor expresses interest in purchas ing New Securities from IMS, IMS shall give each Holder written notice of such expression of interest, describing the type of New Securities, and their price and the general terms upon which the prospective investor proposes to purchase the same. Each Holder shall have thirty (30) days after any such notice is effective to agree to purchase such Holder's pro rata share of such New Securities for the price and upon the terms specified in the notice by giving written notice to IMS and stating therein the quantity of New Securities to be purchased.

               (ii) In the event the Holders fail to exercise fully the right of first offer within said thirty (30)-day period and after the expiration of the ten day period for the exercise of the over-allotment provisions of this Section 2.3(a), IMS shall have one hundred twenty (120) days thereafter to sell the New Securities respecting which the Holders' right of first offer option set forth in this Section 2.3(a) was not exercised, at a price and upon terms no more favorable to such prospective investor than specified in IMS's notice to Holders pursuant to Section 2.3(b)(i). In the event IMS has not sold within said 120-day period, IMS shall not thereafter issue or sell any New Securities, without first again offering such securities to the Holders in the manner provided in Section 2.3(b)(i) above.

          (c) "New Securities" shall mean any capital stock (including Common Stock and/or Preferred Stock) of IMS whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type whatsoever that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) Shares purchased under the Purchase Agreement; (ii) securities issued upon conversion of the Shares; (iii) Common Stock issued pursuant to exercise of the Warrants; (iv) options issued to IMS employees provided the total options outstanding shall not exceed 2,500,000 shares and provided that no options may be granted after the date of this Agreement with an exercise price lower than $4.00 per share or, if lower, the fair market value of common stock of IMS as evidenced by the issuance of at least $100,000 of Common Stock to a non-affiliate at a lower price;
     (v) Common Stock issued pursuant to exercise of such options; or (vi) Common Stock issued upon exercise of warrants disclosed on Schedule 4 to the Purchase Agreement; and

          (d) Notwithstanding the provisions of this Section, IMS shall have no obligation to provide a right of first offer to McKesson for prospective sales as follows:

               (i) sales of IMS New Securities to current directors, officers, employees and shareholders of IMS as of the date of this agreement;

               (ii) sales of up to 15% of IMS New Securities per investor to accredited individual investors;

               (iii) sales of up to 15% of IMS New Securities per investor to institutional investors such as venture capital firms or portfolio managers;

               (iv) any sales of up to 5% per investor of IMS New Securities to significant IMS' customers, which shall mean customers generating at least 5% of IMS' annual revenues; or

               (v) any sales of up to 15% per investor of IMS New Securities to potential investors which the IMS board of directors identifies as potential strategic partners of IMS; provided, however, that the provisions set forth in clauses d(i) through d(v) shall not apply to potential investors which are engaged to any degree and for (ii) and (iii) have invested in, to any degree, any of the businesses defined as the McKesson Product Lines in the Sponsorship Agreement.

               (e)  If IMS sells shares to a purchaser as set forth in Section
     (d), McKesson will have the right to purchase capital stock on the same terms as those offered to such purchaser in such amounts as will preserve McKesson's percentage of equity ownership in IMS at the time of IMS sale under Section (d).

          (f) Nothing in this Section shall constrain IMS' ability, at the sole discretion of its board of directors, to effect a public offering of stock.

               (g) The right of first offer granted under this Agreement shall expire upon, and shall not be applicable to, the first sale of Common Stock of IMS to the public effected pursuant to a registration statement filed with, and declared effective by the Commission under the Securities Act, involving at least fifteen percent (15%) of IMS' aggregate outstanding shares after giving effect to the public offering and resulting in proceeds of more than Fifteen Million Dollars ($15,000,000).

          (h) The right of first offer is assignable by each Holder to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Securities Act, controlling, controlled by or under common control with, any such Holder, and (ii) such right is assignable between and among any of the Holders.

          (i) Notwithstanding anything to the contrary in this Section 2.7, the Holders shall have approval rights for prospective purchasers described in this Section 2.7 to the extent that such prospective purchasers are engaged in any of the businesses defined as the McKesson Product Lines in the Sponsorship Agreement.

     2.8.  BASIC FINANCIAL INFORMATION.  IMS will furnish the following reports
           ---------------------------
to each Holder:

          (a) As soon as practicable after the end of each fiscal year of IMS, and in any event within ninety (90) days thereafter, a consolidated balance sheet of IMS and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of income and sources and applications of funds of IMS and its subsidiaries, if any, for such year, prepared in accordance with generally accepted accounting principles consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and certified by independent public accountants of recognized national standing selected by IMS.

          (b) As soon as practicable after the end of the first, second, and third quarterly accounting periods in each fiscal year of IMS, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of IMS and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and sources and applications of funds of IMS and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with generally accepted accounting principles consistently applied, subject to changes resulting from normal year end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of IMS, except that such balance sheet need not contain the notes required by generally accepted accounting principles.

          (c) From the date IMS becomes subject to the reporting requirements of the Exchange Act, and in lieu of the financial information required pursuant to Sections

     1.1(a) and (b), copies of its annual reports on Form 10-K and its quarterly reports on Form 10-Q, respectively.

     2.9.  ADDITIONAL INFORMATION AND RIGHTS.
           ---------------------------------

          (a) IMS will permit any Holder to visit and inspect any of the properties of IMS, including its books of account and other records (IMS shall provide such copies thereof as McKesson may reasonably request), and to discuss its affairs, finances and accounts with IMS's officers and its independent public accountants, all at such reasonable times and as often as any such person may reasonably request.

          (b) Until the earlier to occur of (i) the date on which IMS is subject to the reporting requirements of Sections 13(a) or 15(d) of the Exchange Act, or (ii) the date on which quotations for the Common Stock of IMS are reported by the automated quotations systems operated by the National Association of Securities Dealers, Inc., or by an equivalent quotations system, IMS will deliver the reports described below in this
     Section 2.9 to each Holder:

               (i) As soon as practical after the end of each month and in any event within thirty (30) days thereafter a consolidated balance sheet of IMS and its subsidiaries, if any, as at the end of such month and consolidated statements of income and of sources and applications of funds of IMS and its subsidiaries, for each month and for the current fiscal year of IMS to date, all subject to normal year-end audit adjustments, prepared in accordance with generally accepted accounting principles consistently applied and certified by the principal financial or accounting officer of IMS.

               (ii) Annually (but in any event at least thirty (30) days prior to the commencement of each fiscal year of IMS) the financial plan of IMS, in such manner and form as approved by the Board of Directors of IMS, which financial plan shall include a projection of income and a projected cash flow statement for such fiscal year and a projected balance sheet as of the end of such fiscal year. Any material changes in such business plan shall be submitted as promptly as practicable after such changes have been approved by the Board of Directors of IMS.

               (iii) With reasonable promptness, such other information and data with respect to IMS and its subsidiaries as any such person may from time to time reasonably request.


               (iv) As soon as practicable after transmission or occurrence and in any event within ten days thereof, copies of any reports or communications delivered to any class of IMS's security holders or broadly to the financial community, including any filings by IMS with any securities exchange, the Securities and Exchange Commission or the National Association of Securities Dealers, Inc.

          (c) The provisions of Section 2.1 and this Section 2.2 shall not be in limitation of any rights which any Holder may have with respect to the books and records of IMS and its subsidiaries, or to inspect their properties or discuss their affairs, finances and accounts, under the laws of the jurisdictions in which they are incorporated.

     2.10.  PROMPT PAYMENT OF TAXES, ETC.  IMS will promptly pay and discharge,
            -----------------------------
or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of IMS or any subsidiary; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if IMS shall have set aside on its books adequate reserves with respect thereto, and provided, further, that IMS will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor. IMS will promptly pay or cause to be paid when due, or in conformance with customary trade terms or otherwise in accordance with policies related thereto adopted by IMS's Board of Directors, all other indebtedness incident to operations of IMS.

     2.11.  MAINTENANCE OF PROPERTIES AND LEASES.  IMS will keep its properties
            ------------------------------------
and those of its subsidiaries in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and IMS and its subsidiaries will at all times comply with each material provision of all leases to which any of them is a party or under which any of them occupies property if the breach of such provision might have a material and adverse effect on the condition, financial or otherwise, or operations of IMS.

     2.12.  INSURANCE.  Except as otherwise decided in accordance with policies
            ---------
adopted by IMS's Board of Directors, IMS will keep its assets and those of its subsidiaries which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in IMS's line of business, and IMS will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated.

     2.13.  ACCOUNTS AND RECORDS.  IMS will keep true records and books of
            --------------------
account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

     2.14.  INDEPENDENT ACCOUNTANTS.  IMS will retain independent public
            -----------------------
accountants of recognized national standing who shall certify IMS's financial statements at the end of each fiscal year. In the event the services of the independent public accountants so selected, or any firm of independent public accountants hereafter employed by IMS are terminated, IMS will promptly thereafter notify the Holders and will request the firm of independent public accountants whose services are terminated to deliver to the Holders a letter from such firm setting forth the reasons for the termination of their services. In the event of such termination, IMS will promptly thereafter engage another firm of independent public accountants of recognized national standing. In its notice to the Holders IMS shall state whether the change of accountants was recommended or approved by the Board of Directors of IMS or any committee thereof.

     2.15.  COMPLIANCE WITH REQUIREMENTS OF GOVERNMENTAL AUTHORITIES.  IMS and
            --------------------------------------------------------
all its subsidiaries shall duly observe and conform to all valid requirements of governmental authorities relating to the conduct of their businesses or to their properties or assets.

     2.16.  MAINTENANCE OF CORPORATE EXISTENCE, ETC.  IMS shall maintain in full
            ---------------------------------------
force and effect its corporate existence, rights and franchises and all licenses and other rights in or to use patents, processes, licenses, trademarks, trade names or copyrights owned or possessed by it or any subsidiary and deemed by IMS to be necessary to the conduct of their business.

     2.17.  PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS.  IMS will cause
            -------------------------------------------------
each person now or hereafter employed by it or any subsidiary with access to confidential information to enter into a proprietary information and inventions agreement substantially in the form approved by the Board of Directors.

     2.18.  EMPLOYEE AND OTHER STOCK ARRANGEMENTS.  IMS will not, without the
            -------------------------------------
approval of the Board of Directors, issue any of its capital stock, or grant an option or rights to subscribe for, purchase or acquire any of its capital stock, to any employee, consultant, officer or director of IMS or a subsidiary except for the issuance of shares of Common Stock pursuant to outstanding stock options. Each acquisition of any shares of capital stock of IMS or any option or right to acquire any shares of capital stock of IMS by an employee, officer or director of IMS will be conditioned upon the execution and delivery by IMS and such employee, officer or director of an agreement substantially in a form approved by the Board of Directors of IMS.

     2.19.  INDEBTEDNESS.  IMS shall not, without the prior approval of the
            ------------
Board of Directors of IMS, incur any indebtedness in excess of $____________, other than trade credit incurred in the ordinary course of business.

     2.20.  EXTENSION OF CREDIT.  IMS shall not, without the prior approval of
            -------------------
the Board of Directors of IMS, extend credit by any method or in any form or manner other than open account credit extended to customers in the ordinary course of business.

     2.21.  COMPENSATION OF EMPLOYEES.  IMS shall not, without the prior
            -------------------------
approval of the Board of Directors of IMS, compensate any of its employees, including officers, in an amount greater than $160,000.

     2.22.  TRANSACTIONS WITH AFFILIATES.  IMS shall not, without the approval
            ----------------------------
of the disinterested members of IMS's Board of Directors, engage in any loans, leases, contracts or other transactions with any director, officer or key employee of IMS, or any member of any such person's immediate family, including the parents, spouse, children and other relatives of any such person, on terms less favorable than IMS would obtain in a transaction with an unrelated party, as determined in good faith by the Board of Directors.

     2.23 Application of Certain Covenants.  IMS' obligations under Section 2.1
          --------------------------------
through 2.8 shall be only to McKesson and shall not bind IMS with respect to any other Holder. All other obligations of IMS under this Agreement shall apply to all Holders.


     2.23.  TERMINATION OF COVENANTS.  The covenants set forth in this Section 2
            ------------------------
shall terminate and be of no further force and effect after the time of effectiveness of IMS' first firm commitment underwritten public offering registered under the Securities Act, provided, however, that such termination shall not apply to the covenants set forth in Section 2.2 through 2.7.

3.    COVENANTS OF MCKESSON.
      ---------------------
     Throughout the period that McKesson owns any registrable securities, McKesson covenants and agrees as follows:

     3.1  Right of First Offer.
          ---------------------

          (a) McKesson hereby grants to each IMS right of first offer to purchase all or a portion of any shares of Common Stock issued upon conversion of Common Shares or any Shares of common stock issued upon exercise of the warrants (the "Securities"). That McKesson may offer to IMS competitor, as defined below:

     This right of first offer shall be subject to the following provisions:

               (i) In the event McKesson proposes to undertake a sale of securities to an IMS competitor, as defined below, it shall give IMS written notice of its intention, describing the Securities, and the general terms upon which McKesson proposes to sell the same. IMS shall have thirty (30) days after any such notice is effective to purchase such Securities from McKesson for the price and upon the terms specified in the notice by giving written notice.

               (ii) In the event IMS fails to exercise fully the right of first offer within said thirty (30)-day period, McKesson shall have one hundred twenty (120) days thereafter to sell the Securities respecting which the right of first offer option was not exercised, at a price and upon terms no more favorable to the purchasers thereof than specified in McKesson's notice to IMS. In the event McKesson has not sold within said 120-day period, McKesson shall not thereafter sell any Securities, without first again offering any securities to IMS in the manner provided in Section (i) above.

          (b) McKesson hereby grants to IMS the right of first offer to purchase all or a portion of Securities which a prospective investor who is an IMS competitor proposes to purchase from McKesson. This right of first offer shall be subject to the following provisions:

                (i) In the event a prospective investor who is an IMS competitor expresses interest in purchasing Securities from McKesson, McKesson shall give IMS written notice of such expression of interest, describing the type of Securities, and their price and the general terms upon which the prospective investor proposes to purchase the same. IMS shall have thirty (30) days after any such notice is effective to agree to purchase such Securities for the price and upon the terms specified in the notice.

                (ii) In the event IMS fail to exercise fully the right of first offer within said thirty (30)-day period, McKesson shall have one hundred twenty (120) days thereafter to sell the Securities respecting which IMS' right of first offer option was not exercised, at a price and upon terms no more favorable to such prospective investor than specified in McKesson's notice to IMS. IMS shall have thirty (30) days after any such notice is effective to agree to purchase such Securities for the price and upon the terms specified in the notice.

          (c) The right of first offer granted under this Section shall expire upon the first sale of Common Stock of IMS to the public effected pursuant to a Registration Statement filed with, and declared effective by the Commission under the Securities Act, involving at least fifteen percent (15%) of IMS' aggregate outstanding shares after giving effect to the public offering and resulting in gross proceeds of at least Fifteen Million Dollars ($15,000,000).

     3.2  IMS COMPETITOR.  For purposes of this Section 3, an "IMS Competitor"
          --------------
shall mean a company which derives the majority of its revenues from the operation of regional medical information networks operating on-line links between hospitals and clinical laboratories and physicians' offices for the transmission of laboratory and radiology reports and other non-voice data.

4  MISCELLANEOUS.
   -------------

     4.1  SUCCESSORS AND ASSIGNS.  Except as otherwise expressly provided
          ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

     4.2  ENTIRE AGREEMENT; AMENDMENT; WAIVER.  This Agreement (including the
          -----------------------------------
Exhibits hereto) together with the Stock Purchase Agreement (including any Exhibits thereto) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by IMS and the holders of at least fifty percent (50%) of the Registrable Shares and any such amendment, waiver, discharge or termination shall be binding on all the Holders, but in no event shall the obligation of any Holder hereunder be materially increased, except upon the written consent of such Holder.

     4.3  NOTICES, ETC.  Any notice given hereunder shall be in writing and
          ------------
shall be deemed effective upon the earlier of personal delivery (including personal delivery by facsimile) or the third day after mailing by certified or registered mail, postage prepaid, as follows:

               To McKesson:

               McKesson Corporation
               One Post Street
               San Francisco, California 94104
               Facsimile No. 415-983-8826
               Attention:  General Counsel

               To IMS:

               Integrated Medical Systems, Inc.
               11975 El Camino Real #300
               San Diego, CA  92130
               Facsimile No. 619-755-5637
               Attention:  John McChesney

or to such other address as any party may have furnished in writing to the other parties in the manner provided above.

     4.4  DELAYS OR OMISSIONS.  No delay or omission to exercise any right,
          -------------------
power or remedy accruing to any Holder, upon any breach or default of IMS under this Agreement shall impair any such right, power or remedy of such Holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any Holder of any breach or default under this Agreement or any waiver on the part of any Holder of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any Holder, shall be cumulative and not alternative.

     4.5  RIGHTS; SEPARABILITY.  Unless otherwise expressly provided herein, a
          --------------------
Holder's rights hereunder are several rights, not rights jointly held with any of the other Holders. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     4.6  TITLES AND SUBTITLES.  The titles of the paragraphs and subparagraphs
          --------------------
of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     4.7  COUNTERPARTS.  This Agreement may be executed in any number of counter
          ------------
parts, each of which shall be an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Stockholder's Rights Agreement effective as of the day and year first above written.


IMS:                                   INTEGRATED MEDICAL SYSTEMS, INC.



                                       By: /s/  John A. McChesney

                                       Title: John A. McChesney, Chairman/CEO



MCKESSON:                              MCKESSON CORPORATION



                                       By: /s/  David L. Mahoney

                                       Title:  David L. Mahoney, President